SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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S3I HOLDINGS, INC.
(Name of registrant as Specified in its Charter)

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S3I HOLDINGS, INC.
43180 Business Park Drive, Suite 201
Temecula, CA 92590

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
HELD ON September 8, 2004

Dear Shareholders:

A special meeting of shareholders of S3I Holding, Inc., a California corporation (the "Company"), was held on September 8, 2004 at 2:00 p.m. local time, at 43180 Business Park Dr., Suite 201 Temecula, CA 92590 for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To authorize 2,020,000,000 shares of capital stock of the Company, of which 2 billion will relate to common stock, subject to further designation by the Board of Directors of the Company, and 20 million will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

b. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is S3 Investment Company, Inc."; and

c. To permit action upon the written consent of less than all shareholders of the Company; and

d. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

Only shareholders of record at the close of business on September 8, 2004 were entitled to receive this Information Statement and notice of the special meeting.

By Order of the Board of Directors,

/S/ Scott K. Waddell Scott K. Waddell Secretary

Temecula, California
September 8, 2004

S3I HOLDINGS, INC.
43180 BUSINESS PARK DRIVE, SUITE 201
TEMECULA, CALIFORNIA 92590
INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
HELD ON SEPTEMBER 8, 2004
INTRODUCTION

This Information Statement is being furnished to the shareholders of S3I Holdings, Inc., a California corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") was held on September 8, 2004 at 43180 Business Park Drive, Suite 201 Temecula, CA, at 2:00 p.m. local time. Only shareholders of record at the close of business on September 8, 2004 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about September 19, 2004.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company voted to amend the Company's Articles of Incorporation:

a. To authorize 2,020,000,000 shares of capital stock of the Company, of which 2 billion will relate to common stock, subject to further designation by the Board of Directors of the Company, and 20 million will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

b. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is BD Investment Company, Inc."; and

c. To permit action upon the written consent of less than all shareholders of the Company; and

d. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

Nicholas Investment Company, Inc. and Christian Berlandier (collectively, the "Controlling Shareholders"), control the voting equivalent of 478,086,555 shares of common stock, representing a majority (83%) of the Company's issued and outstanding shares of voting stock and voted to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 43180 Business Park Drive, Suite 201 Temecula, CA 92590.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED COMMON AND PREFERRED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of common stock to two billion (2,000,000,000), and of preferred shares to 20 million. The Board of Directors believes that this increase in the number of authorized capital is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the name of the Company to "S3 Investment Company, Inc.". The Board of Directors believes that the name change is in the Company's best interests in that it more accurately reflects the intended business operations of the Company.

Effect: There is no immediate effect of changing the name of the Company.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT ACTION UPON WRITTEN CONSENT

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to permit action upon the written consent of less than all shareholders of the Company. The Board of Directors believes that this amendment is in the best interest of the Company because it will reduce the time and expense associated with proxy solicitations.

Effect: This amendment will have the practical effect of permitting the Company to approve, in most instances, actions requiring shareholder consent. The Company will continue to be subject to the reporting obligations of the Securities Exchange Act of 1934, including distribution of an information statement in instances where a full proxy solicitation is not required.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT RECAPITALIZATION WITHOUT THE CONSENT OF SHAREHOLDERS

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to authorize the Company's Board of Directors, without the future consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation. This amendment provides the Board of Directors with some latitude in adjusting the total number of shares of stock issued and outstanding without impacting dilution. Instances where such recapitalizations could be used include the need to meet certain capitalization requirements for listing on a national stock exchange.

Effect: This amendment will have the effect of allowing the Board of Directors to effect a forward or reverse split of the Company's common stock at their sole discretion, provided, however, that such recapitalization does not require an amendment to the Company's Articles of Incorporation. The Board of Directors would not be able, under this amendment, to reverse split the common stock while simultaneously increasing the authorized capital stock of the Company. There is no immediate effect of this amendment on the current capital stock of the Company since no recapitalization is presently being proposed or contemplated. Any future recapitalization effected under this amendment would impact all shareholders but would not increase the number of shares available for issuance. As a result, there is no dilutive or anti-dilutive effect from such recapitalizations.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 100 million shares of common stock authorized with a stated value of $.001 per share, of which 99,989,687 shares were issued and outstanding, with 10,313 shares were authorized but unissued. Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 2 billion shares of Common Stock authorized, of which approximately 99,989,687 will be issued and outstanding and approximately 1,900,010,313 will be authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the NRS and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK, SERIES A

As of the Record Date, the Company has 5 million shares authorized of Series A Preferred Stock ("Class A"). The Series A stock is convertible into shares of common stock on a 1:1 basis, has no dividend preferences, and does not earn interest. In lieu of voting rights, the Series A stock has the right to appoint three members to the board of directors. All previously issued shares of Series A preferred stock have been converted into either common stock or Preferred Series B.

PREFERRED STOCK, SERIES B

As of the Record Date, the Board has authorized Series B Preferred having, as a class, a total of five million shares (5,000,000) authorized, of which 4,730,000 shares were issued and outstanding, with each share being entitled to the voting equivalent of 100 shares of common stock. The Series B Preferred does not earn interest and cannot receive dividends, but it is convertible on a 1:1 basis into Series A preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 8, 2004, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 43180 Business Park Drive, Suite 201 Temecula, CA 92590.

Name and Address --------------------------	Number of Shares Beneficially Owned ------------------------	Class -------------------------	Percentage of Class (1) ----------------
Christopher Berlandier (2) Director	4,230,000 3,866,555	Class B Pref Common	85% .3.0%

Shane H. Traveller Director, Interim CFO	-0-

Dennis Keating Director	-0-

Chris Bickel Interim CEO	-0-

Total officers and Directors, as a class	4,230,000 3,866,555	Class B Pref Common	85% .3.0%

(1) Figures based on an estimated 99,989,687 shares of common stock and 4,730,000 shares of Preferred Series B outstanding as of September 8, 2004.

(2) Class B Preferred stock is entitled to 100 votes per share.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

The Company's Amended Articles of Incorporation
Bylaws

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 43180 Business Park Dr., Suite 201, Temecula, California 92590, by telephone at (951)587-3618 or by facsimile at (951)587-8866. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

/S/ Scott K. Waddell Scott K. Waddell Secretary

September 8, 2004